                                                                       EXHIBIT J

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Principal Financial Officer of Anchor Series Trust (the "Fund") do hereby severally constitute and appoint Peter A. Harbeck, Peter C. Sutton, Robert M. Zakem and Peter E. Pisapia or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement, any and all amendments (including post-effective amendments) thereto and any other of the Fund's filings with the Securities Exchange Commission including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

        WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature                                   Title                               Date
---------                                   -----                               ----



/s/ PETER A. HARBECK                        Trustee and President               May 29, 2002
-------------------------------------       (Principal Executive Officer)
Peter A. Harbeck


/s/ PETER C. SUTTON                         Treasurer (Principal                May 29, 2002
--------------------------------------      Financial and Accounting
Peter C. Sutton                             Officer)


/s/ SAMUEL M. EISENSTAT                     Trustee                             May 29, 2002
---------------------------------------
Samuel M. Eisenstat


/s/ S. JAMES COPPERSMITH                    Trustee                             May 29, 2002
---------------------------------------
S. James Coppersmith


/s/ STEPHEN J. GUTMAN                       Trustee                             May 29, 2002
----------------------------------------
Stephen J. Gutman